Page 1
                     Incentive Compensation Award Agreement
                         for Short- and Long-Term Awards


     This Agreement is dated and effective as of January 1, 1997, and is between
___________________________________   ("Participant"),  Texas-New  Mexico  Power
Company (the "Company") and TNP Enterprises, Inc. ("TNPE").

                                    RECITALS

     A Committee appointed by and having full authority to act on behalf of the Board of Directors of the Company and TNPE, respectively, (collectively, the "Compensation Committee") adopted the following incentive compensation plans:

     A. Texas-New Mexico Power Company Management Short-Term Incentive Plan ("Management Plan"); and

     B.   TNP Enterprises, Inc. Equity Incentive Plan ("Equity Plan").

     On April 28, 1995, the Shareholders approved the adoption by the Board of Directors of the Equity Plan.

     The Management Plan provides for the payment of cash if certain incentive goals are achieved. The Equity Plan provides for the delivery of stock options, stock, and performance units upon the achievement of certain incentive goals which may be short-term and/or long-term goals.

     On  January  20,  1997,  the  Compensation   Committee  (the   "Committee")
established the performance goals to be achieved in order to earn incentive compensation under the plans.

     The Participant has been selected to receive awards under each plan subject to the terms of each applicable plan and the Participant signing this Award Agreement.

     The Participant and the Company agree that this Agreement does not affect Participant's status as an employee at will and further agree that either party may terminate Participant's employment at any time with or without cause.

     The Committee reserves, in its sole discretion, the right to interpret the terms and conditions of any award and this agreement and to resolve any disagreements or disputes concerning this Award Agreement and any decision is binding upon all parties.

     In consideration of the Recitals and mutual covenants and agreements below, the Participant and the Company desire to and by their respective signatures do hereby agree to the terms and conditions set forth below.

                                    AGREEMENT

                                SHORT-TERM AWARDS

     Short-Term Cash Award: Participant is hereby awarded _____% of the control point established for Participant's salary range as of the beginning of each plan year as a cash award subject to the 1997 short-term goals for the Management Plan being met as such goals are set forth on Exhibit A attached hereto and made a part hereof for all purposes. Such award may be adjusted between 50% and 150% on a straight line basis depending upon where the performance related to each goal occurs within the range established for each goal. No award payment will be made for performance below the established minimum for each goal set forth in Exhibit A. The cash award shall be paid no later than March 15th following the end of the plan year.

     The parties agree that no portion of the cash award is due or payable regardless of whether any Corporate Operational Goal or Departmental/Individual Goals are met unless the minimum Corporate Financial Goal is met. Further, the Committee reserves the right to make year-end adjustments which may account for any unusual or unforeseen events that impact the attainability of any goal.

     Short-Term Stock Award: Participant is hereby awarded _____% of the control point established for Participant's salary range as of the beginning of the plan year as a stock award subject to the 1997 goals being met as such goals are set forth on Exhibit A. Such award may be adjusted between 50% and 150% on a straight line basis depending upon where the performance related to each goal occurs within the range established for each goal. No award payment will be made for performance below the established minimum for each goal set forth in Exhibit
A. The stock award shall be paid no later than March 15th following the end of the plan year.

     The parties agree that no portion of the stock award is due or payable regardless of whether any Corporate Operational Goal or Departmental/Individual Goals are met unless the minimum Corporate Financial Goal is met. Further, the Committee reserves the right to make year-end adjustments which may account for any unusual or unforeseen events that impact the attainability of any goal.

     Restrictions on Sale of Stock: Participant agrees that the short-term stock award is restricted from being sold for a two-year period following the end of ____________________ (the "Restriction Period"). Participant agrees that any stock issued as a short-term stock award will bear a legend stating any applicable restrictions. Participant further agrees that such stock award is forfeited and of no effect in the event that Participant attempts to sell such stock during the Restriction Period.

     Notwithstanding the foregoing, all restrictions on the sale of the stock lapse and said stock may be freely sold or transferred if during the Restriction Period one of the following should occur:

     a. Participant's employment should be terminated for any reason other than cause.

     b. A Change of Control should occur as that term is defined in the Equity Plan.

(Participant should be cognizant of Rule 16(b) to the extent it may apply.)

     Allocation of Awards: Participant agrees that total amounts awarded under the cash and stock awards will be allocated among the Corporate Financial Goal, Corporate Operational Goals, and Departmental/Individual Performance Goals applicable to such Participant as is set forth in Exhibit B.

     Participant agrees that to the extent any amount of the total award is allocated to the Departmental/Individual Performance Goals, such amount will be due and payable only to the extent the performance of the Participant, as determined by the officer executing this Agreement on behalf of the Company in such officer's sole discretion (or, if Participant is the Chief Executive Officer, then as determined by the Committee in its sole discretion), falls within the Performance Rating range set forth in Exhibit C which is attached hereto and made a part hereof for all purposes.

                                 LONG-TERM AWARD

     Long-Term Stock Award: Participant is hereby awarded _____% of the control point established for Participant's salary range as of the beginning of the long-term plan cycle as a stock award subject to the 1997 long-term plan cycle award opportunities established for the Equity Plan being met as such goals are set forth on Exhibit D which is attached hereto and made a part hereof for all purposes. Such award may be adjusted between 50% and 150% on a straight line basis, depending upon where the performance related to each goal occurs within the range established for each goal. No award payment will be made for performance below the established minimum for each goal set forth in Exhibit D. Any stock award earned shall be paid no later than March 15th following the end of the 1997 long-term plan cycle. The 1997 Plan year cycle will be a period of three years beginning January 1, 1997.

     Allocation of Award: Participant agrees that the total amount awarded under the Equity Plan will be allocated 50% to the goal established for Total Shareholder Return in comparison to the S&P 500, and 50% to the goal established for Total Shareholder Return in comparison to the S&P Electrical Utility Group. The amounts allocated to each set of goals will be due and payable only to the extent each such goal shall be met as set forth in Exhibit D.

                                  GENERAL TERMS

     Dividend Equivalents: Participant shall have the right to receive, at the time any stock awards are paid, cash in an amount equal in value to the dividends declared on each Share on each record date occurring during the applicable performance period established for each plan. Dividend equivalents will not include any dividends on the dividend equivalents accrued during the applicable performance periods.

     Pro-Ration of Awards: If a Participant's employment is terminated due to retirement, death, or disability during a plan year or the 1997 long-term performance cycle, any award earned shall be prorated based on the number of months of participation within the plan year or long-term plan cycle. The prorated award will be based upon performance determined at year or cycle end and will be paid at the same time as all other awards are paid from each of the plans under which awards are made.

     Termination of Employment: If employment is terminated for any reason other than retirement, death, or disability, any award opportunity granted under either plan shall be forfeited, provided that the Committee may waive such forfeiture upon the CEO's recommendation.

     Valuation of Shares: Shares issued under the Equity Plan pursuant to having been earned under the plan and the terms of this Agreement shall be valued by averaging the high and low prices of the stock on the first and last trading days of the plan performance period (the "Share Value"). The Share Value shall be applied to the dollar value of the award to arrive at the equivalent number of shares awarded. The awarded shares shall be adjusted for the average of the high and low stock price on the last trading day of the plan year.

     Tax Treatment: Payments are taxable to the participant in the year of receipt. The Company will have the right to deduct any federal, state, or local taxes required by law to be withheld. In regard to any stock award made hereunder a Participant, at Participant's option, may elect to have the Company withhold sufficient stock to pay the taxes then due on such stock award.

     Provisions Consistent with Plan: This Agreement shall be construed consistent with the provisions of the applicable plan under which any award may be made. Where matters are not addressed in this Award Agreement, but are addressed in the Management Plan or Equity Plan, then such terms are deemed a part of this Award Agreement and shall apply equally to all awards granted herein, except for where such terms obviously apply solely to one of the plans. If there is a conflict between the provisions of this Agreement and such plan, the provisions of the applicable plan control. Unless otherwise noted to the contrary, the definition of terms in each Plan also apply in this Agreement.

     Attorney Fees: In the event either party is required to bring a cause of action against the other to enforce the terms of this Agreement, then such party, to the extent such party is successful in such action, shall be entitled to reasonable attorney fees.

     Governing Law: This Agreement shall be governed by the laws of the State of Texas. Venue for any cause of action shall be Tarrant County, Texas.

Texas-New Mexico Power Company              Participant:

By:  ____________________                   By:  ____________________


TNP Enterprises, Inc.                       Participant

By:_____________________                    By:_____________________

                                                                                              EXHIBIT  A
                              TNP ENTERPRISES, INC.
                         TEXAS-NEW MEXICO POWER COMPANY
                      Short-Term Incentive Corporate Goals

                                                                                  1997 Goals
Measurement                                 Objective               Minimum         Target         Maximum
___________                                 _________               _______         ______         _______

Financial

1.   Cash Value Added                       Improve Financial       4.05             4.40          4.75
                                            Condition

Corporate Threshold                                                 4.05


Opeational

2.   Customer Satisfaction  Rating          Improve Customer        79               82            85
     (Use CSI instead of overall            Service
     favorability in 1997)

3.   O&M Costs/KWH Sales  ((cent)KWH)       Reduce Operating Costs
                                                                    4.15             3.95          3.75

4.   Equivalent Forced Outage Rate (Moved   Improve TNP One's
     to Plant Specific Goals in 1997)       Reliability             4.7              4.5           4.3

5.   Injury Frequency Ratio                 Reduce Employee         5.05             4.44          3.82
                                            Accidents               49               43            37

6.   System Reliability
     A)    Average Minutes of Outage per    Reduce Outage  Time     86               76            66
           customer

     B)    Average Number of Outages per    Reduce No. of
           customer                         Customers Interrupted   1.40             1.25          1.10

                                                                       EXHIBIT B

                         TEXAS-NEW MEXICO POWER COMPANY
                            Short-Term Incentive Plan
                           Weighting of 1997 Goals for
                   Texas-New Mexico Power Company Participants
                                        Corporate
                                     Financial                                    Corporate Operational

                                  Cash      Customer       O&M               Avg.      Avg.
                                  Value   Satisfaction  Costs/per          Minutes of Number of         Departmental/
                                  Added      Rating       KWH      IFR     Outage      Outages    EFOR  Individual       Total
                                 --------  ----------   --------- -------  ---------  ---------  ------ ------------    --------

CEO                                60          5            5        5        5           5         5       10            100%
---

SR VP CCO                          60         10            5        5        5           5                 10            100%
   RCOs                            50          5            5        5        2.5         2.5               30            100%
   Key Employees                   50          5            5        5        2.5         2.5               30            100%

SR VP Power Resources              60          5            5                                       5       25            100%
   Asst. Res. Acq.                 60          5            5                                               30            100%
   Asst. VP Ind. Mkt.              60          5            5                                               30            100%
   Key Participants                60          5            5                                               30            100%
   Plant Mgr. & Key Participants   60          5            5                                       *       30            100%

SR VP CFO                          60          5            5                                               30            100%
   Controller                      60          5            5                                               30            100%
   Treasurer                       60          5            5                                               30            100%
   Key Employees                   60          5            5                                               30            100%
SR VP Corporate Relations          60          5            5        5                                      25            100%
   VP HR                           60          5            5        5                                      25            100%
   Sec Gen Counsel                 60          5            5                                               30            100%
   Key Employees                   60          5            5                                               30            100%

* 1/3 of TNP One's Departmental Goal will be EFOR.


                                                                      EXHIBIT C

                DEPARTMENTAL/INDIVIDUAL PERFORMANCE TARGET GOALS

                                                       Individual Performance
        Performance Rating                               as a % of Target Award


4 - Greatly exceeded expectations for objective(s)          150%
       (maximum)

3 - Exceeded expectations for objective(s)                  125%

2 - Achieved expectations for objective(s) (target)         100%

1 - Almost achieved expectations for objective(s)            50%
       (minimum)

0 - Improvement needed, failed to meet objective(s)           0%


                                                                      EXHIBIT D


                           LONG-TERM STOCK AWARD GOALS


         Total                                       Shareholder  Return  Payout
                                                     on  the   basis  of  matrix
                                                     reflecting            total
                                                     shareholder    return    in
                                                     relation to each of the S&P
                                                     500 and  the  S&P  Electric
                                                     Utility Index.


                         TSR to S&P 500 (50% weighting)

Performance                  Ranking                  % of Target Shares Earned

 Maximum                =>75th percentile                     150%
 Target                 =>55th percentile                     100%
 Minimum                =>35th percentile                      50%
 Below Minimum          <=35th percentile                       0%

                TSR to S&P Electric Utility Index (50% weighting)

Performance                  Ranking                  % of Target Shares Earned

 Maximum                =>75th percentile                     150%
 Target                 =>55th percentile                     100%
 Minimum                =>35th percentile                      50%
 Below Minimum          <=35th percentile                       0%

                          SCHEDULE OF AWARD AGREEMENTS


       Employee                                    Position
--------------------------------------------------------------------------------

1.    Kevern Joyce                 Chairman President & CEO
2.    Jack Chambers                Sr VP & Chief Customer Officer
3.    Manjit Cheema                Sr VP & Chief Financial Officer
4.    John Edwards                 Sr VP - Corporate Relations
5.    Ralph Johnson                Sr VP - Power Resources
6.    Doug Hobbs                   VP - Business Development
7.    Allan Davis                  VP - Regional Customer Officer
8.    Larry Dillon                 VP - Regional Customer Officer
9.    Melissa Davis                VP - Regional Customer Officer
10.   Dennis Cash                  VP - Human Resources
1.    Mike Blanchard               Corporate Secretary & General Counsel
12.   John Montgomery              President (Facility Works)
13.   Pat Bridges                  Treasurer
14.   Scott Forbes                 Controller
15.   Randy Ownby                  Asst. VP - Resource Acquisition
16.   Larry Gunderson              Director Regulatory & Governmental Affairs
17.   Mark Wilson                  Plant Manager
18.   Mark Coulson                 Asst VP - Industrial Marketing
19.   Cathy Means                  Director - Information Services